EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 25, 1996 related to the balance sheet of GeoScience Corporation, which appears in such Prospectus.

PRICE WATERHOUSE LLP


Houston, Texas
May 10, 1996